EXHIBIT 10.4

ESCROW DEPOSIT AGREEMENT

This ESCROW DEPOSIT AGREEMENT (this “Agreement”) dated as of this ____ day of ____, 2025, by and among Dbim Holdings Limited, a Cayman Islands corporation (the “Company”), having an address at Unit 16F, Chow Tai Fook Centre, 580A Nathan Road, Mong Kok Kowloon,, Hong Kong, American Trust Investment Services, Inc., an Indiana Corporation and the representative of the several underwriters named in the Underwriting Agreement (the “Representative”) by and between the Company and the Representative, having an address at 910 S. El Camino Real, Suite 200, San Clemente, California 92672, and CSC Delaware Trust Company (the “Escrow Agent”), having an office at 251 Little Falls Drive, Wilmington, Delaware 19808. All capitalized terms not herein defined shall have the meanings ascribed to them in that certain Underwriting Agreement, dated ____, 2025, including all attachments, schedules and exhibits thereto (the “Underwriting Agreement”).

W I T N E S S E T H:

WHEREAS, the Representative and the Company have agreed that a certain sum of money shall be held in escrow upon certain terms and conditions; and

WHEREAS, the Representative and the Company appoint the Escrow Agent as escrow agent of such escrow subject to the terms and conditions set forth in this Agreement; and

WHEREAS, the Escrow Agent accepts such appointment as escrow agent subject to the terms and conditions set forth in this Agreement.

NOW, THEREFORE, IT IS AGREED as follows:

1. Delivery of Escrow Funds.

(a) The Company will deliver, or shall cause to be delivered, the Escrow Funds to the Escrow Agent by wire transfer made payable to “CSC Delaware Trust Company as Escrow Agent for Dbim Holdings Limited” to be held in the Escrow Agent’s trust account at US Bank entitled “Dbim Holdings Limited, CSC Delaware Trust Company as Escrow Agent” having ABA No. 042000013, Account No. 130125268891, FFC 1010014128 Dbim Holdings (the “Escrow Account”).

(b) The collected funds deposited into the Escrow Account in the amount of $[_______] are referred to as the “Escrow Funds”.

(c) The Escrow Agent shall have no duty or responsibility to enforce the collection or demand payment of any funds delivered to Escrow Agent for deposit into the Escrow Account.

2. Release of Escrow Funds. The Escrow Funds shall be paid by the Escrow Agent in accordance with the following:

(a) If the Representative advises the Escrow Agent and the Company in writing on or prior to ______, 202_ (the date that is six (6) months from the date of the Underwriting Agreement (the “Final Termination Date”) that there are indemnification amounts payable to the Representative or another Underwriter Indemnified Party by the Company pursuant to Sections 5.1.1 and 5.1.2 of the Underwriting Agreement that have not been paid by the Company, the Representative shall specify the amount due and payable in its notice, and the Escrow Agent shall wire transfer such amount to the Representative, provided such amount is collected and available for withdrawal and subject to Escrow Agent’s receipt of a joint written instruction from the Company and the Representative as set forth in Exhibit A-1. The Company shall not unreasonably withhold, delay or condition its execution of such Escrow Release Notice.

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(b) Promptly following the Final Termination Date, the Escrow Agent shall pay all remaining Escrow Funds by wire transfer to the Company in accordance with a joint written instruction in the form of Exhibit A-2 of the Company and the Representative. The Representative shall not unreasonably withhold, delay, or condition its execution of such Escrow Release Notice. Upon delivery of the Escrow Funds by the Escrow Agent, this Escrow Agreement shall terminate, subject to the provisions of Section 3(d)

(c) The Escrow Agent shall not be required to pay any uncollected funds or any funds that are not available for withdrawal. In the event that any Escrow Property shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the Escrow Funds, the Escrow Agent is hereby expressly authorized, in its sole discretion, to respond as it deems appropriate or to comply with all writs, orders or decrees so entered or issued, or which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction. In the event that the Escrow Agent obeys or complies with any such writ, order or decree it shall not be liable to any Party or to any other person, firm or corporation, should, by reason of such compliance notwithstanding, such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated.

3. Acceptance by Escrow Agent. The Escrow Agent hereby accepts and agrees to perform its obligations hereunder, provided that:

(a) Upon execution of this Agreement, the Representative shall execute and deliver to Escrow Agent, Exhibit B hereto and the Company shall execute and deliver to Escrow Agent Exhibit B-1 (together with Exhibit B, each a “Certificate”) hereto, for the purpose of (i) establishing the identity of each respective authorized representative(s) of the Representative and the Company entitled to singly initiate and/or confirm disbursement instructions to Escrow Agent on behalf of each such party and (ii) providing standing wire instructions for each of the Representative and the Company to be used for disbursements to said party. The Escrow Agent may act in reliance upon any signature on each Certificate believed by it to be genuine, and may assume that any person who has been designated by the Representative or the Company to give any written instructions, notice or receipt, or make any statements in connection with the provisions hereof has been duly authorized to do so. The Escrow Agent shall have no duty to make inquiry as to the genuineness, accuracy or validity of any statements or instructions or any signatures on statements or instructions, including but not limited to, those contained on each Certificate. The Representative and the Company may update their respective Certificate by executing and delivering to the Escrow Agent an updated Certificate in the form attached hereto as Exhibit B and/or Exhibit B-1. Until such time as Escrow Agent shall receive an updated Certificate, Escrow Agent shall be fully protected in relying without inquiry on the current Certificate on file with Escrow Agent.

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(b) The Escrow Agent may seek confirmation of disbursement instructions by telephone call back to one of the authorized representatives set forth on each Certificate, and the Escrow Agent may rely upon the confirmations of anyone purporting to be the person(s) so designated. To ensure the accuracy of the instruction it receives, the Escrow Agent may record such call back. If the Escrow Agent is unable to verify the instruction, or is not satisfied in its sole discretion with the verification it receives, it will not execute the instruction until all issues have been resolved to its satisfaction. Wire instructions included on Exhibit B and Exhibit B-1 hereto will be considered standing instructions and will not require verbal telephone callback. The Representative and the Company agree that the foregoing procedures constitute commercially reasonable security procedures. Escrow Agent further agrees not to comply with any direction or instruction (other than those contained herein or delivered in accordance with this Agreement) from any party inconsistent with the foregoing.

(c) The Escrow Agent may act relative hereto in reliance upon advice of counsel in reference to any matter connected herewith. The Escrow Agent shall not be liable for any mistake of fact or error of judgment or law, or for any acts or omissions of any kind, unless caused by its willful misconduct or gross negligence. Anything in this Escrow Agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

(d) The Company and Representative, jointly and severally, agree to indemnify, release, and hold the Escrow Agent and its directors, officers, and employees (the “indemnitees”) harmless from and against any and all claims, losses, costs, liabilities, damages, suits, demands, judgments or expenses, including, but not limited to, attorney’s fees, costs and disbursements, (collectively “Claims”) claimed against or incurred by Escrow Agent arising out of or related, directly or indirectly, to this Agreement and the Escrow Agent’s performance hereunder or in connection herewith, except to the extent such Claims arise from Escrow Agent’s willful misconduct or gross negligence as adjudicated by a court of competent jurisdiction. The Company and Representative acknowledge that the foregoing indemnities shall survive the resignation or removal of the Escrow Agent or the termination of this Escrow Agreement. The parties hereby grant the Escrow Agent a lien on, right of set-off against and security interest in the Escrow Funds for the payment of any claim for indemnification, compensation, expenses and amounts due hereunder.

(e) In the event of any disagreement between or among the Representative and the Company, or between any of them and any other person, resulting in adverse claims or demands being made to Escrow Agent in connection with the Escrow Account, or in the event that the Escrow Agent, in good faith, be in doubt as to what action it should take hereunder, the Escrow Agent may, at its option, refuse to comply with any claims or demands on it, or refuse to take any other action hereunder, so long as such disagreement continues or such doubt exists, and in any such event, the Escrow Agent shall not become liable in any way or to any person for its failure or refusal to act, and the Escrow Agent shall be entitled to continue so to refrain from acting until (i) the rights of all parties shall have been fully and finally adjudicated by a court of competent jurisdiction, or (ii) all differences shall have been adjusted and all doubt resolved by agreement among all of the interested persons, and the Escrow Agent shall have been notified thereof in writing signed by all such persons. The Escrow Agent shall have the option, after thirty (30) days’ notice to the Representative and the Company of its intention to do so, to file an action in interpleader requiring the parties to answer and litigate any claims and rights among themselves. The rights of the Escrow Agent under this section are cumulative of all other rights which it may have by law or otherwise.

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(f) In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder, the Escrow Agent shall be entitled to (i) refrain from taking any action other than to keep safely the Escrow Funds until it shall be directed otherwise by a court of competent jurisdiction, or (ii) deliver the Escrow Funds to a court of competent jurisdiction.

(g) The Escrow Agent shall have no duty, responsibility or obligation to interpret or enforce the terms of any agreement other than Escrow Agent’s obligations hereunder, and no duties shall be implied. The Escrow Agent shall not be required to make a request that any monies be delivered to the Escrow Account, it being agreed that the sole duties and responsibilities of the Escrow Agent shall be to the extent not prohibited by applicable law (i) to accept wire transfers for the payment of money delivered to the Escrow Agent for the Escrow Account and deposit said payments into the Escrow Account, and (ii) to disburse or refrain from disbursing the Escrow Funds as stated herein, provided that the payments by the Escrow Agent have been collected and are available for withdrawal.

4. Escrow Account Statements and Information. The Escrow Agent agrees to send to the Representative and/or the Company a copy of the Escrow Account periodic statement, upon request in accordance with the Escrow Agent’s regular practices for providing account statements to its clients and to also provide the Representative and/or the Company, or their designee, upon request other deposit account information, including Account balances, by telephone or by computer communication, to the extent practicable. The Representative and the Company agree to complete and sign all forms or agreements required by the Escrow Agent for that purpose. The Representative and the Company each consent to the Escrow Agent’s release of such Account information to any of the individuals designated by the Representative or the Company, which designation has been signed in accordance with Section 3(a) by any of the persons in Schedule A. Further, the Representative and the Company have an option to receive account activity information via the Escrow Agent’s online service upon completion of an application. Should the Representative or the Company opt to receive monthly statements electronically through the Escrow Agent’s online service, the Representative or Company hereby agrees that it shall have no further right under this agreement to receive hard copy statements via regular mail.

5. Resignation and Termination of the Escrow Agent. The Escrow Agent may resign at any time by giving thirty (30) days’ prior written notice of such resignation to the Representative and the Company. Upon providing such notice, the Escrow Agent shall have no further obligation hereunder except to hold the Escrow Funds that it has received as of the date on which it provided the notice of resignation as depository. In such event, the Escrow Agent shall not take any action until the Representative and the Company jointly designates a banking corporation, trust company, attorney or other person as successor escrow agent. Upon receipt of such written instructions signed by the Representative and the Company, the Escrow Agent shall promptly deliver the Escrow Funds, net of any outstanding charges, to such successor escrow agent and shall thereafter have no further obligations hereunder. If such instructions are not received within thirty (30) days following the effective date of such resignation, then the Escrow Agent shall be entitled to, at its sole discretion, (a) return the Escrow Funds to the Company, or (b) petition any court of competent jurisdiction for the appointment of a successor escrow agent or for other appropriate relief, and any such resulting appointment shall be binding upon the Parties. In either case provided for in this section, the Escrow Agent shall be relieved of all further obligations and released from all liability thereafter arising with respect to the Escrow Funds.

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6. Termination. The Representative and the Company may terminate the appointment of the Escrow Agent hereunder upon a joint written notice to Escrow Agent specifying the date upon which such termination shall take effect. In the event of such termination, the Representative and the Company shall, within thirty (30) days of such notice, jointly appoint a successor escrow agent and the Escrow Agent shall, upon receipt of written instructions signed by both the Representative and the Company, turn over to such successor escrow agent all of the Escrow Funds; provided, however, that if the Representative and the Company fail to appoint a successor escrow agent within such thirty (30)-day period, such termination notice shall be null and void and the Escrow Agent shall continue to be bound by all of the provisions hereof. Upon receipt of the Escrow Funds, the successor escrow agent shall become the Escrow Agent hereunder and shall be bound by all of the provisions hereof and the Escrow Agent shall be relieved of all further obligations and released from all liability thereafter arising with respect to the Escrow Funds.

7. Investment. All Escrow Funds received by the Escrow Agent shall be held only in a non- interest-bearing bank account of the Escrow Agent. The Escrow Agent may earn compensation in the form of short-term interest (“float”) on items such as uncashed distribution checks (from the date issued until the date cashed), funds that the Escrow Agent is not instructed to invest or deposits awaiting investment direction.

8. Compensation. The Escrow Agent shall be entitled, for the duties to be performed by it hereunder, to fees as described in Exhibit C, which fees shall be paid by the Company. In addition, the Company shall be obligated to reimburse Escrow Agent for all reasonable fees, costs and expenses incurred or that become due in connection with this Agreement or the Escrow Account, including reasonable attorney’s fees. Neither the modification, cancellation, termination or rescission of this Agreement nor the resignation or termination of the Escrow Agent shall affect the right of the Escrow Agent to retain the amount of any fee which has been paid, or to be reimbursed or paid any amount which has been incurred or becomes due, prior to the effective date of any such modification, cancellation, termination, resignation or rescission. To the extent the Escrow Agent has incurred any such expenses, or any such fee becomes due, prior to any Closing pursuant to the Underwriting Agreement by and between the Representative and the Company dated ______, the Escrow Agent shall advise the Representative and the Company and the Company shall direct all such amounts to be paid directly at any such Closing.

9. Notices. All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if sent by hand-delivery, by facsimile followed by first-class mail, by nationally recognized overnight courier service or by prepaid registered or certified mail, return receipt requested, or by electronic mail with email confirmation of receipt, to the addresses set forth below.

If to the Representative:

American Trust Investment Services, Inc.

910 S. El Camino Real

Suite 200

Sam Clemente, California 92672

Kristopher Kessler, Managing Principal

Fax: 630-435-9129

k.kessler@amtruinvest.com

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If to the Company:

Dbim Holdings Limited

Unit 16F, Chow Tai Fook Centre

580A Nathan Road

Mong Kok Kowloon, Hong Kong

Attention: Jianfeng Feng, CEO

kevin@dbim.com

If to Escrow Agent:

CSC Delaware Trust Company

251 Little Falls Drive

Wilmington, DE 19808

Attention: Escrow Administration

Escrow-us@delawaretrust.com

10. General.

(a) This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to agreements made and to be entirely performed within such State, without regard to choice of law principles, and any action brought hereunder shall be brought in the courts of the State of New York, located in the County of New York. Each party hereto irrevocably waives any objection on the grounds of venue, forum non-conveniens or any similar grounds and irrevocably consents to service of process by mail or in any manner permitted by applicable law and consents to the jurisdiction of said courts. EACH OF THE PARTIES HERETO HEREBY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

(b) This Agreement sets forth the entire agreement and understanding of the parties in respect to the matters contained herein and supersedes all prior agreements, arrangements and understandings relating thereto.

(c) All of the terms and conditions of this Agreement shall be binding upon, and inure to the benefit of and be enforceable by, the parties hereto, as well as their respective successors and assigns.

(d) This Agreement may be amended, modified, superseded or canceled, and any of the terms or conditions hereof may be waived, only by a written instrument executed by each party hereto or, in the case of a waiver, by the party waiving compliance. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver of any party of any condition, or of the breach of any term contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement. No party may assign any rights, duties or obligations hereunder unless all other parties have given their prior written consent.

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(e) If any provision included in this Agreement proves to be invalid or unenforceable, it shall not affect the validity of the remaining provisions.

(f) This Agreement and any modification or amendment of this Agreement may be executed in several counterparts or by separate instruments and all of such counterparts and instruments shall constitute one agreement, binding on all of the parties hereto.

11. Form of Signature. The parties hereto agree to accept a electronic transmission copy of their respective actual signatures as evidence of their actual signatures to this Agreement and any modification or amendment of this Agreement.

12. No Third-Party Beneficiaries. This Agreement is solely for the benefit of the parties and their respective successors and permitted assigns, and no other person has any right, benefit, priority or interest under or because of the existence of this Agreement.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first set forth above.

Signature Page follows

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AMERICAN TRUST INVESTMENT SERVICES, INC.

By:
	Name:	Kristopher Kessler
	Title:	Managing Principal

DBIM HOLDINGS LIMITED

By:
	Name:	Jianfeng Feng
	Title:	Chief Executive Officer

CSC DELAWARE TRUST COMPANY

By:
	Name:	Matthew Belluci
	Title:	Vice President

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EXHIBIT A-1

FORM OF ESCROW RELEASE NOTICE

Date:

CSC Delaware Trust Company

Attention: Escrow Administration

escrow-us@delawaretrust.com

Dear Escrow Agent:

In accordance with the terms of Section 2(a) of an Escrow Deposit Agreement dated as of ________ __, 2025 (the “Escrow Agreement”), by and between DBIM HOLDINGS LIMITED (the “Company”), AMERICAN TRUST INVESTMENT SERVICES, INC. (the “Representative”), and CSC Delaware Trust Company (the “Escrow Agent”), the Company and the Representative hereby notify the Escrow Agent that a valid indemnity claim has been established and agreed in the amount of US$_______.

PLEASE DISTRIBUTE THE SUM OF US$ ______ BY WIRE TRANSFER TO AMERICAN TRUST INVESTMENT SERVICES, INC. AS FOLLOWS:

 [Wire transfer instructions to be inserted here.]

Very truly yours,

Dbim Holdings Limited

By:
Name:
Title:

AMERICAN TRUST INVESTMENT SERVICES, INC.

By:
Name:
Title:

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EXHIBIT A-2

FORM OF ESCROW RELEASE NOTICE

Date:

CSC Delaware Trust Company

Attention: Escrow Administration

escrow-us@delawaretrust.com

Dear Escrow Agent:

In accordance with the terms of Section 2(b) of an Escrow Deposit Agreement dated as of ________ __, 2025 (the “Escrow Agreement”), by and between Dbim Holdings Limited (the “Company”), AMERICAN TRUST INVESTMENT SERVICES, INC. (the “Representative”), and CSC Delaware Trust Company (the “Escrow Agent”), the Company and the Representative hereby notify the Escrow Agent that the Final Termination Date has past.

PLEASE DISTRIBUTE THE SUM OF US$ ______ BY WIRE TRANSFER TO DBIM HOLDINGS LIMITED AS FOLLOWS:

[Wire transfer instructions to be inserted here.]

Very truly yours,

Dbim Holdings Limited

By:
Name:
Title:

AMERICAN TRUST INVESTMENT SERVICES, INC.

By:
Name:
Title:

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EXHIBIT B

CERTIFICATE OF AUTHORIZED REPRESENTATIVES AMERICAN TRUST INVESTMENT SERVICES, INC.

STANDING WIRE INSTRUCTIONS FOR AMERICAN TRUST INVESTMENT SERVICES, INC.

In accordance with Section 3(a) of the Agreement disbursements to AMERICAN TRUST INVESTMENT SERVICES, INC. by wire transfer must be sent in accordance with the following wire instructions:

Bank Name:	[_________]
Bank Address:	[_________]
ABA Number:	[_________]
Account Number:	[_________]
Account Name:	[_________]

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EXHIBIT B-1

CERTIFICATE OF AUTHORIZED REPRESENTATIVES – DBIM HOLDINGS LIMITED

STANDING WIRE INSTRUCTIONS FOR DBIM HOLDINGS LIMITED

In accordance with Section 3(a) of the Agreement disbursements to Dbim Holdings Limited by wire transfer must be sent in accordance with the following wire instructions:

Bank Name:	[_________]
Bank Address:	[_________]
ABA Number:	[_________]
SWIFT Code:	[_________]
Account Number:	[_________]
Account Name:	[_________]

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EXHIBIT C

SCHEDULE OF FEES

Escrow Agent Fees:

$1,000.00 – set-up fee payable in advance of the closing of the transaction

$3,000.00 - escrow agent fee payable in advance of the closing of the transaction and upon each subsequent annual anniversary date.

TRANSACTION FEES:

Wire transfer of fund: $35.00/domestic wire initiated; $75.00/international payment

Checks Cut: $10.00/check cut

1099 Preparation: $12.00/1099 prepared

1042-S Preparation: $50.00/per 1042-S

Returned Check: $30.00/returned item

An additional annual fee of 15 basis points on the escrow account balance payable in advance may be charged for investments other than institutional money market funds with which the Escrow Agent has established servicing arrangements. Out-of-pocket expenses, fees and disbursements and services of an unanticipated or unexpected nature are not included in the above schedule.

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